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                                 EXHIBIT 23(a)


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors
     Bank of Boston Corporation


          We consent to the incorporation by reference, in the registration statement of Bank of Boston Corporation ("Corporation") on Form S-3, of our report, dated January 19, 1995 on our audits of the consolidated financial statements of Bank of Boston Corporation and Subsidiaries as of December 31, 1994 and 1993, and for each of the three years in the period ended December 31, 1994, included in the Corporation's 1994 Annual Report to Stockholders and in Exhibit 13 to the Corporation's Annual Report on Form 10-K. Our report, referred to above, includes an explanatory paragraph related to the Corporation's adoption of Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," and change in its method of accounting for purchased mortgage servicing rights, effective January 1, 1993; and its adoption of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," effective December 31, 1993. We also consent to the reference to our firm under the caption "Experts."



                                         COOPERS & LYBRAND L.L.P.


     Boston, Massachusetts
     August 10, 1995